Exhibit 99.1

General Cannabis Announces 2018

First Quarter Results

DENVER, May 14, 2018 – General Cannabis Corp (OTCQB: CANN), the comprehensive national resource to the regulated cannabis industry, today announced financial results for the quarter ended March 31, 2018.

Financial Highlights

The following table summarizes our results of operations:

	Three months ended March 31,		Percent
	2018	2017	Change
Segment Revenues
Security	$551,977	$425,138	30%
Marketing	84,491	44,287	91%
Operations	306,014	217,196	41%
Finance	--	32,484	(100)%
	942,482	719,105	31%

Total costs and expenses	4,108,964	2,906,227	41%
Operating loss	(3,166,482)	(2,187,122)	45%

Other expense	1,299,905	442,964	193%
Net loss	$(4,466,387)	$(2,630,086)	70%

Loss per share – Basic and diluted	$(0.14)	$(0.14)	--%

The following provides a condensed version of our balance sheets:

	March 31,	December 31,	Percent
	2018	2017	Change
Total current assets	$5,343,940	$6,190,411	(14)%
Long-term assets	1,519,630	1,413,515	8%
Total assets	$6,863,570	$7,603,926	(10)%

Total liabilities	$887,879	$4,097,929	(78)%
Stockholders’ equity	6,101,362	3,505,997	74%
Total liabilities and stockholders’ equity	$6,989,241	$7,603,926	(8)%

“General Cannabis announced first quarter financial results today. For the first quarter of 2018, we reported revenues of $942,482, a 31% increase over 2017 first quarter revenues of $719,105.  Our existing operations in Colorado continue to prosper with Security, Marketing and Operations segments each showing strong year-over-year revenue growth.  The team and infrastructure we have built allows us to scale with the continued expansion within cannabis industry,” said Robert Frichtel, Chief Executive Officer of General Cannabis

“We continue our focus on organic growth and driving each business segment to profitability,” said Joe Hodas, Chief Operating Officer of General Cannabis.  “We have an aggressive, but achievable, plan to grow revenue in each of our existing business segments, while also evaluating opportunities for operational efficiencies. Hodas continued “While California’s regulated market’s rollout has been slower than anticipated, we made great progress in the quarter developing several key relationships that we believe will generate revenue for both our Security and Operations segments in the second quarter and throughout 2018.”

Mr. Frichtel continued “The California state regulated market continues to evolve and we are taking advantage of our experience to capitalize on this new market.  We continue to work with a select group of well capitalized clients that are rolling out large scale cultivation centers.  Our nationwide experience in regulated cannabis markets provides us, and our clients, a competitive advantage as the California cannabis market opens.”

Michael Feinsod, Executive Chairman of General Cannabis, stated “I am excited as we enter mid 2018 well capitalized and ready to take advantage of not only the organic growth in the cannabis industry, but also an increasing number of acquisition opportunities.  During the first quarter, we expanded our management team with the addition of Joe Hodas.  Joe’s impact is already being felt across the Company and our Denver office is stronger than ever.  In light of traditional sources of capital remaining scarce for cannabis entrepreneurs, and industry qualified management teams even scarcer, General Cannabis has positioned itself to be a growth partner, allowing cannabis entrepreneurs to join our Company and scale their product and service offerings.   Our Denver back office and strong balance sheet enables us to immediately help entrepreneurial cannabis companies achieve success.  We continue to focus on growth through acquisition, to add value to our existing segments, promote synergies, and increase market share.   We are eager to hear from principals or their representatives about cannabis related businesses that would like to be acquired by General Cannabis.   We can promise confidentiality and a very fast answer -- usually within one day -- as to whether we're interested.”

Our full results can be found at www.generalcann.com.

About General Cannabis Corp

General Cannabis Corp is the comprehensive national resource for the highest quality service providers available to the regulated cannabis industry. We are a trusted partner to the cultivation, production and retail sides of the cannabis business. We do this through a combination of strong operating divisions such as security, marketing, operational consulting and products, real estate and financing. As a synergistic holding company, our divisions are able to leverage the strengths of each other, as well as a larger balance sheet, to succeed. Our website address is www.generalcann.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.   Such forward-looking statements include statements regarding future events or our future performance or financial condition; statements regarding the scalability of the Company’s team and infrastructure; statements regarding the continued evolvement of the California state regulated market; statements regarding the Company’s work with well capitalized clients that are rolling out large scale cultivation centers; statements regarding the Company’s plan to grow revenue through the rest of 2018; statements regarding the Company’s acquisition opportunities; statements regarding the Company positioning itself to be a strong partner; and statements regarding the Company’s continued focus on growth through acquisition..

Any statements that are not statements of historical fact, such as the statements described above, should be considered forward-looking statements.  Some of these statements may be identified by the use of the words “may,” “will,” “believes,” “plans,” “anticipates,” “expects” and similar expressions.  General Cannabis has based these forward-looking statements on current expectations and projections about future events as of the date of this press release.  These forward-looking statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as result of a number of factors, including those described from time to time in General Cannabis’ most recent Annual Report on Form 10-K under the heading “Risk Factors” and in subsequent filings with the Securities and Exchange Commission. General Cannabis undertakes no duty to update any forward-looking statements made herein.

Contact

Robert Frichtel

CEO, General Cannabis Corp

(303) 759-1300